EXHIBIT 7.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of September 24, 2002, by and between Marcy Lewis, an individual residing at 11111 Biscayne Blvd., Jockey 3, North Miami, FL 33181 (the "Seller") and James H. Simons, an individual residing at 1060 Fifth Avenue, New York, New York 10128 (the "Purchaser").

RECITALS

WHEREAS, the Seller is the holder of 200,000 (Two Hundred Thousand) shares of common stock, no par value (the "Shares"), of Franklin Electronic Publishers, Inc. (the "Company").

WHEREAS, the Seller desires to sell the Shares and has offered the Shares to the Purchaser;

WHEREAS, the Purchaser desires to acquire the Shares from the Seller, and the Seller desires to sell the Shares to the Purchaser on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1. SALE OF SHARES AND PAYMENT.

1.1 Sale of Shares. The Seller hereby sells, assigns, conveys, transfers and delivers to the Purchaser the Shares, free and clean of any and all liens, pledges, restrictions, encumbrances or interests of third persons of any nature whatsoever, together with all rights and privileges attaching thereto, and the Purchaser hereby purchases the Shares from the Seller.

1.2 Purchase Price. The purchase price of the Shares is $1.50 per share, in the aggregate amount of US$300,000 (Three Hundred Thousand Dollars) (the "Purchase Price"). The Purchase Price shall be delivered against the delivery of the Shares by cash or by wire transfer of immediately available funds to an account designated by the Seller.

SECTION 2. REPRESENTATION AND WARRANTIES OF THE SELLER.

2.1 Title to Shares. The Seller is the record and beneficial owner of the Shares sold by her. The Shares are owned by the Seller free and clear of any and all liens, pledges, restrictions, encumbrances, or interests of any third persons whatsoever, and the Seller has good and marketable title to and right to sell the Shares as herein provided.

2.2 Binding Agreement. This Agreement constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

2.3 No Violation or Breach. The execution, delivery and performance of this Agreement by the Seller and any other documents contemplated hereby to be executed by the Seller and the consummation of the transaction contemplated, do not and will not result in any violation of any statute or any rule, order or regulation of any court or governmental agency or body having jurisdiction over the Seller or any of her properties, and no consent, approval, authorization, order, registration or qualification of or with, or notice to, any such court or governmental agency or body or other person is required for the sale of the Shares by the Seller, except for such consents, approvals, authorizations, orders, registrations, qualifications or notices as may have been properly obtained or given.

2.4 No Conflicts, etc. The sale of the Shares by the Seller to the Purchaser does not conflict with or constitute a breach of any instrument or agreement to which the Seller is a party or by which the Seller is bound.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

    Binding Agreement. This Agreement constitutes a valid and binding obligation of the

    Purchaser, enforceable in accordance with its terms, subject to (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

    3.2 No View to Resale or Distribution. Purchaser is acquiring the Shares for his own account, for investment purposes only, and not with a view to their resale or distribution.

    SECTION 4. PURCHASER'S INSIDER STATUS.

    The Seller acknowledges and understands that the Purchaser is an officer, director, and more than 10% shareholder of the Company, and in such capacity may have access to information about the Company's plans and prospects which may not be publicly available.

    SECTION 5. MISCELLANEOUS PROVISIONS.

    5.1 Expenses. The costs and expenses incurred by each of the parties hereto relating to the purchase and sale of the Shares, including but not limited to, any federal, state or local taxes and expenses incurred in the negotiation, preparation, and consummation of this Agreement and the transaction hereby contemplated, shall be borne by each party individually and shall not in any manner affect the price paid hereunder.

    5.2 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall in such event be deemed an original but all of which together shall constitute one and the same instrument.

    5.3 Governing Law. The interpretation, enforcement, validity and effect shall be governed by the laws of the State of New York.

    5.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other party in any manner by any representations, warranties or covenants except as specifically set forth herein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

    SELLER:

    /s/ Marcy Lewis

    MARCY LEWIS

    PURCHASER:

    /s/James H. Simons JAMES H. SIMONS

    EXHIBIT 7.3

    James H. Simons

    1060 Fifth Avenue

    New York, NY 10128

    October 2, 2002

    Ms. Marcy Lewis

    11111 Biscayne Blvd., Jockey 3

    North Miami, FL 33181

    Dear Ms. Lewis:

    This letter is to confirm our understanding with respect to certain shares of Franklin Electronic Publishers, Inc. (the "Company") owned by you. For a period of ninety (90) days commencing on September 24, 2002 and ending on December 22, 2002, I agree that you may sell to me and I will purchase from you up to 200,000 (Two Hundred Thousand) shares of common stock, no par value, of the Company (the "Shares") at a price of $1.50 per share subject to the conditions listed herein (the "Put Option"). The Put Option may be exercised in whole or in part, in one exercise.

    You may exercise the put by providing a written notice to me at least five (5) Business Days prior to the date you wish to exercise the Put Option, substantially in the form attached hereto as Exhibit A, by facsimile c/o Carla Volpe Porter, Esq., facsimile no: (212) 758-7136. A "Business Day" is defined as any day except a Saturday or Sunday or other day on which commercial banks are required or authorized to close in New York, New York. On or prior to the date of the sale of the Shares pursuant to the exercise of the Put Option, you agree to enter into a Stock Purchase Agreement, substantially in the form attached hereto as Exhibit B.

    If you confirm and agree to our understanding of the foregoing, kindly countersign this letter agreement in the space indicated for your signature and return an executed copy to me by facsimile c/o Carla Volpe Porter, Esq., facsimile no: (212) 758-7136 followed by the delivery of the original executed copy at the address listed above.

    Very truly yours,

    /s/ James H. Simons

    James H. Simons

    Accepted and Agreed:

    /s/Marcy Lewis__________

    Marcy Lewis

    Attachments:

    EXHIBIT A

    By Facsimile

    James H. Simons

    1060 Fifth Avenue

    New York, NY 10128

    c/o Carla Volpe Porter, Esq.

    Facsimile: (212) 758-7136

    Re: Notice to Exercise Put Option

    The undersigned, Marcy Lewis, hereby exercises her option to sell shares of common stock, no par value, of Franklin Electronic Publishers, Inc. as follows, pursuant to that certain letter agreement between you and the undersigned dated October ___, 2002:

    Sale Date: ___________________

    Number of shares: ____________________

    Purchase Price ($1.50 per share): ___________________

    Sincerely yours,

    Marcy Lewis

    EXHIBIT B

    STOCK PURCHASE AGREEMENT

    THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of __________ ___, 2002, by and between Marcy Lewis, an individual residing at 11111 Biscayne Blvd., Jockey 3, North Miami, FL 33181 (the "Seller") and James H. Simons, an individual residing at 1060 Fifth Avenue, New York, New York 10128 (the "Purchaser").

    RECITALS

    WHEREAS, the Seller is the holder of 200,000 (Two Hundred Thousand) shares of common stock, no par value, of Franklin Electronic Publishers, Inc. (the "Company").

    WHEREAS, the Seller desires to sell _________ shares (the "Shares") of the Company to the Purchaser;

    WHEREAS, the Purchaser desires to acquire the Shares from the Seller, and the Seller desires to sell the Shares to the Purchaser on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing and the mutual promises hereinafter set forth, the parties hereto agree as follows:

    SECTION 1. SALE OF SHARES AND PAYMENT.

    1.1 Sale of Shares. The Seller hereby sells, assigns, conveys, transfers and delivers to the Purchaser the Shares, free and clean of any and all liens, pledges, restrictions, encumbrances or interests of third persons of any nature whatsoever, together with all rights and privileges attaching thereto, and the Purchaser hereby purchases the Shares from the Seller.

    1.2 Purchase Price. The purchase price of the Shares is $1.50 per share, in the aggregate amount of US$ ____________ (________________) (the "Purchase Price"). The Purchase Price shall be delivered against the delivery of the Shares by cash or by wire transfer of immediately available funds to an account designated by the Seller.

    SECTION 2. REPRESENTATION AND WARRANTIES OF THE SELLER.

    2.1 Title to Shares. The Seller is the record and beneficial owner of the Shares sold by her. The Shares are owned by the Seller free and clear of any and all liens, pledges, restrictions, encumbrances, or interests of any third persons whatsoever, and the Seller has good and marketable title to and right to sell the Shares as herein provided.

    2.2 Binding Agreement. This Agreement constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms, subject to (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

    2.3 No Violation or Breach. The execution, delivery and performance of this Agreement by the Seller and any other documents contemplated hereby to be executed by the Seller and the consummation of the transaction contemplated, do not and will not result in any violation of any statute or any rule, order or regulation of any court or governmental agency or body having jurisdiction over the Seller or any of her properties, and no consent, approval, authorization, order, registration or qualification of or with, or notice to, any such court or governmental agency or body or other person is required for the sale of the Shares by the Seller, except for such consents, approvals, authorizations, orders, registrations, qualifications or notices as may have been properly obtained or given.

    2.4 No Conflicts, etc. The sale of the Shares by the Seller to the Purchaser does not conflict with or constitute a breach of any instrument or agreement to which the Seller is a party or by which the Seller is bound.

    SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

    Binding Agreement. This Agreement constitutes a valid and binding obligation of the

Purchaser, enforceable in accordance with its terms, subject to (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors' rights.

3.2 No View to Resale or Redistribution. Purchaser is acquiring the Shares for his own account, for investment purposes only, and not with a view to their resale or redistribution.

SECTION 4. PURCHASER'S INSIDER STATUS.

The Seller acknowledges and understands that the Purchaser is an officer, director, and more than 10% shareholder of the Company, and in such capacity may have access to information about the Company's plans and prospects which may not be publicly available.

SECTION 5. MISCELLANEOUS PROVISIONS.

5.1 Expenses. The costs and expenses incurred by each of the parties hereto relating to the purchase and sale of the Shares, including but not limited to, any federal, state or local taxes and expenses incurred in the negotiation, preparation, and consummation of this Agreement and the transaction hereby contemplated, shall be borne by each party individually and shall not in any manner affect the price paid hereunder.

5.2 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall in such event be deemed an original but all of which together shall constitute one and the same instrument.

5.3 Governing Law. The interpretation, enforcement, validity and effect shall be governed by the laws of the State of New York.

5.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other party in any manner by any representations, warranties or covenants except as specifically set forth herein. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

SELLER:

MARCY LEWIS

PURCHASER: